EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sunshine Financial, Inc. (the “Company”), relating to its 2012 Equity Incentive Plan, of our report dated April 16, 2012 which appears in the December 31, 2011 Annual Report on Form of the Company.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA
Tampa, Florida

June 28, 2012